SPECIMEN
Exhibit 4.1

see reverse side
for certain definitions

incorporated under the laws of the state of delaware	CUSIP 12802T 10 1

THIS CERTIFIES THAT

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF
CAL DIVE INTERNATIONAL, INC.
transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.
Dated:

president	secretary

american financial printing incorporated – minneapolis

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

ten com	– as tenants in common	utma – Custodian
(Cust) (Minor)
ten ent	– as tenants by entireties	under Uniform Transfer to Minors

jt ten	– as joint tenants with right of survivorship	Act
	and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.

For value received _______ hereby sell, assign and transfer unto please insert social security or other
identifying number of assignee

please print or typewrite name and address including postal zip code of assignee

                                                                                                                                              Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                 Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X

X

notice- the signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.
signature guaranteed
all guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the securities transfer agents medallion program (“stamp”). the new york stock exchange, inc. medallion signature program (“msp”) or the stock exchanges medallion program (“semp”) and must not be dated guarantees by a notary public are not acceptable